Exhibit 3.1

IRS    DEPARTMENT  OF  THE  TREASURY INTERNAL  REVENUE  SERVICE CINCINNATI   OH 45999-0023      005227.615275.152015.27488  1  MR 0.439  850  1 11 1        Date  f  this  notice: 11-17-2015 Empla  er  Identification  Number:  47-55 2388  BARE  METAL  STANDARD  INC 3604  S  BANNER  ST BOISE   ID 83709 005227  Form: SS-4 Numbe   of  this  notice:   CP  575  A  For  a  sistance  you  may  call  us  at: 1-800  829-4933  IF  YO WRITE,  ATTACH  THE STUB F  THIS  NOTICE.      WE  ASSIGNED  YOU  AN  EMPLOYER  IDENTIFICATION  NU Thank  you  for  applying  for  an  Employer  Identification  N  you  EIN 475572388.  This  EIN  will  identify  you,  your  busine  and  documents,  even  if  you  have  no  employees.   Please  keep  t  permanent  records.      BER utber (EIN). We  assigned  s  accounts,  tax  returns,  is  notice  in  your   When  filing  tax  documents,  payments,  and  related  corres  ondence,  it  is  very  important  that  you  use  your  EIN  and  complete  name  and  addres   exactly  as  shown  above. Any  variation  may  cause  a  delay  in  processing,  result  in  incorrect  information  in  your account,  or  even  cause you  to  be  assigned  more  than  one  EIN.   If  the  information  is  not  correct  as  shown  above,  please  make  the  correction  us  ng  the  attached  tear-off stub  and  return  it  to  us.   Based  on  the  information  received  from you  or your  representative,  you  must  file the  following  form(s)  by  the  date(s)  shown. Form 1120 03/15/2 16 If  you  have  questions  about  the  form(s)  or  the  due  dates(s)  shown,  you  can  call us  at  the  phone  number  or  write  to  us  at  the  address  shown  at the  top  of  this notice.  If  you  need  help  in  determining  your  annual  accounting  period  Publication 538,  Accounting  Periods  and  Methods.  We  assigned  you  a  tax  classification  based  on  information  your  representative.   It  is  not  a  legal  determination  of  you  and  is  not  binding  on  the  IRS.   If  you  want  a  legal  determination  classification,  you  may  request  a  private  letter  ruling  from  guidelines  in  Revenue  Procedure 2004-1,  2004-1  I.R.B.  1  (or  (tax  year),  see  n  obtained  from  you  or   tax  classification tion  of  your  tax  the  IRS  under  the guidelines  Revenue   Procedure  for  the  year  at  issue).   Note:  Certain  tax  classification  elections  can be  requested  by  filing  Form 8832,  Entity  Classification  Election.   See  Form 8832 and  its  instructions  for  additional  information.     ARTICLES OF INCORPORATION (General Business) y Title 30, Chapters 21 and 29, Idaho Code Filing fee:  $100 typed, $120 not typed  Complete and submit the form in duplicate.  /LED EFFEC   70! NOV A12Y T55E  TIVE.  E This general business corporation is a benefit corporation. (Check if applicable pursuant to Title 30, Chapter 20, Idaho Code)  Article 1: The name of the corporation shall be: Bare Metal Standard, Inc.  100,000,000 Article 2: The number of shares the corporation is authorized to issue:   Article 3:  Registered agent name and address: James Bedal 3604 Banner Ave. Boise, Idaho 83709    Article 4: Incorporator name and address: James Bedal 3604 Banner Ave. Boise, Idaho 83709   Article 5: The mailing address of the corporation shall be: 3604 Banner Ave. Boise, Idaho 83709    Optional Articles (director names and addresses, for example):  STATE OF IDAHO                    Signature of at least one incorporator: Secre  ry of State use only James T. Bedal Printed Name: IDAHO  SECRET:.1=.11 OF  STATE 11/ 2/2015 05:00 Signature: CK:1157   T:316727  BH:1500164 1t71 100_ - = 100_00  CORP Printed Name:   Signature: